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                                                              Preliminary Copies


                                                                    Exhibit 23.1


                  CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



As independent public accountants, we hereby consent to the use in this Proxy Statement of our report dated July 25, 1997. It should be noted that we have not audited any financial statements of the company subsequent to June 30, 1997 or performed any audit procedures subsequent to the date of our report.



                                    Arthur Andersen LLP




_____________, 1997
Los Angeles, California